SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                      March 29, 2005

Merrill Lynch & Co., Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-7182	13-2740599

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 World Financial Center, New York, New York	10080

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:                           (212) 449-1000

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
SIGNATURE

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of
Principal Officers.

         The following executive officer changes will be effective on March 31, 2005:

         Ahmass L. Fakahany (46) will serve as Vice Chairman and Chief Administrative Officer of Merrill Lynch & Co., Inc. (“Merrill Lynch”). In this new capacity, Mr. Fakahany assumes expanded responsibilities across the firm, encompassing the Chief Financial Office (including Finance, Liquidity and Risk, Tax and Strategy), Global Operations & Infrastructure Services, Global Services, Global Technology and Human Resources. He presently serves as Executive Vice President and Chief Financial Officer of Merrill Lynch and has held this position since November 2002. Prior to assuming this role, Mr. Fakahany served as Chief Operating Officer for Global Markets and Investment Banking from October 2001 to November 2002 and served as Senior Vice President and Finance Director of Merrill Lynch from December 1998 to October 2001.

         Jeffrey N. Edwards, (44), will succeed Mr. Fakahany as Chief Financial Officer of Merrill Lynch reporting to Mr. Fakahany. Mr. Edwards presently serves as Senior Vice President and Head of Investment Banking for the Americas region, a position he has held since September 2004. Prior to assuming this role, Mr. Edwards served as Head of Global Capital Markets and Financing from August 2003 to September 2004, with responsibility for all capital-raising activities for the firm’s issuer clients. Mr. Edwards also served as co-Head of Global Equity Markets (covering equity trading, sales and origination activities) from October 2001 to August 2003, with responsibility for the firm’s equity markets activities globally. Prior to that, in March 2000, he was appointed co-head of the firm’s Equity Capital Markets Group.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERRILL LYNCH & CO., INC.

(Registrant)

By:	/s/ Judith A. Witterschein
Judith A. Witterschein
Corporate Secretary

Date: March 29, 2005

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